Exhibit 99-1

NewLake Capital Partners Reports First Quarter 2026 Financial Results

First Quarter 2026 Revenue Totaled $12.3 Million

First Quarter 2026 Net Income Attributable to Common Stockholders Totaled $5.8 Million, Funds from Operations Totaled $9.7 Million, and Adjusted Funds from Operations Totaled $10.1 Million

Conference Call and Webcast Scheduled for May 8, 2026, at 11 a.m. Eastern Time

New Canaan, CT, May 07, 2026 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the first quarter ended March 31, 2026.

“Our first quarter results were in line with expectations, highlighted by 100% collection of contractual rent during the period,” said Anthony Coniglio, NewLake’s President and Chief Executive Officer. “We remain focused on disciplined capital management and proactively reducing risk while improving the quality and resilience of our portfolio.”

“The rescheduling of medical cannabis represents a historic shift in the federal government’s approach and is a pivotal moment for the industry,” continued Mr. Coniglio. “While implementation will take time and further guidance is needed from federal authorities, we believe increased regulatory clarity marks an important step forward and has the potential to strengthen the operating environment for our tenants.”

First Quarter 2026 Financial Highlights

◦Total revenue of $12.3 million.
◦Net income attributable to common stockholders totaled $5.8 million, or $0.28 per share of common stock.
◦Funds From Operations (“FFO”)(1) totaled $9.7 million, or $0.46 per share of common stock.
◦Adjusted Funds From Operations (“AFFO”)(1) totaled $10.1 million, or $0.48 per share of common stock.
◦Declared a first quarter dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per common share.

Balance Sheet Highlights as of March 31, 2026

◦Cash and cash equivalents as of March 31, 2026, were $24.8 million, with approximately $0.4 million committed to fund future improvements at an existing dispensary in Ohio.
◦Total liquidity of $107.2 million, consisting of cash and cash equivalents and availability under the Company’s revolving credit facility.
◦Gross real estate assets of $432.9 million, including one property classified as Real Estate Held for Sale.
◦1.6% debt to total gross assets and a debt service coverage ratio of approximately 72x.
◦No debt maturities until May 2027.

(1) FFO and AFFO are presented on a dilutive basis.

Financial Results

The following table summarizes the Company’s financial results for the three months ended March 31, 2026 (dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2026	2025
Total Revenue	$12,309	$13,209

Net Income Attributable to Common Stockholders	$5,775	$6,297
Net Income Attributable to Common Stockholders Per Share - Diluted	$0.28	$0.31

FFO Attributable to Common Stockholders - Diluted	$9,737	$10,283
FFO per share – Diluted	$0.46	$0.49

AFFO Attributable to Common Stockholders - Diluted	$10,091	$10,724
AFFO per share – Diluted	$0.48	$0.51

For the three months ended March 31, 2026, the Company generated total revenue of approximately $12.3 million, representing a 6.8% decrease compared to $13.2 million for the same period in 2025. The decline was partially offset by a full quarter of rental income from two Ohio dispensaries acquired in 2025, as well as annual contractual rent escalators. The net decrease was primarily due to vacancies at three properties located in Pottsville, PA; Sparks, NV; and Fitchburg, MA. The impact of these vacancies resulted in lower rental income and additional property carrying costs, which also contributed to a 5.9% decline in AFFO for the quarter compared to the same period in the prior year.

Investment Activity
Real Estate Commitments
As of March 31, 2026, we had aggregate unfunded commitments of $0.4 million to develop and improve our dispensary in Ohio.
Portfolio and Tenant Updates
The Cannabist Company
On March 24, 2026, The Cannabist Company ("Cannabist"), which operates at four of the Company's properties, including two properties located in Illinois and two properties located in Massachusetts, publicly announced that it has entered into definitive agreements to sell certain assets and has commenced restructuring proceedings under the Cannabist’s Creditors Arrangement Act in Canada, with the intention to seek recognition of such proceedings in the United States under Chapter 15 of the U.S. Bankruptcy Code. As disclosed by Cannabist, they entered into a non-binding memorandum of understanding for the sale of certain of its production, manufacturing, distribution and sale operations (through the sale of equity or assets) in six states, including Illinois and Massachusetts, where we lease properties to Cannabist. The Company continues to monitor developments related to this tenant and its restructuring proceedings.
During the three months ended March 31, 2026, we collected full rent for each of the four properties leased to Cannabist and the tenant remains current on its contractual lease obligations to us. We hold aggregate security deposits totaling approximately $481.6 thousand across these four properties.
Lease Modifications
San Diego, CA
On January 28, 2026, we entered into a First Amendment to the Lease Agreement (the “Amendment”) for our dispensary property located in San Diego, California. Pursuant to the Amendment, we consented to a change in control of the tenant, pursuant to which Wellgreens acquired the tenant entity formerly operated by Cannabist. In connection with the Amendment, the lease term was extended by five years, through December 31, 2034, with three renewal options and annual contractual rent escalators. In addition, the existing purchase option under the lease remained with the tenant. All other material terms of the lease remain unchanged.
Sinking Springs, PA
As a result of a third‑party transaction involving Acreage Holdings, Inc.’s Pennsylvania cultivation operations (Prime Wellness) during March 2026, we added Holistic Industries as an additional guarantor under the lease for our Sinking Springs, Pennsylvania property. As part of this same transaction, we also added Canopy USA as an additional guarantor under the lease with Acreage Holdings’ Massachusetts subsidiary, The Botanist, for our Sterling, Massachusetts cultivation facility.
Other than the addition of these guarantors, there were no modifications to the economic or non‑economic terms of either lease, and the Company did not provide capital, financing, or other consideration in connection with these arrangements.

Re-leasing Activity
As of March 31, 2026, three of our cultivation facilities, located in Pottsville, PA, Sparks, NV, and Fitchburg, MA, remained vacant following tenant departures in 2025. During the three months ended March 31, 2026, we continued to actively market these properties for lease. There was no rental income recognized for these properties during the three months ended March 31, 2026.

Financing Activity

Revolving Credit Facility

As of March 31, 2026, the Company had approximately $7.6 million in borrowings under its revolving credit facility and $82.4 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The revolving credit facility bears interest at a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%. As of March 31, 2026, the interest rate on the revolving credit facility was 7.75%.
As of March 31, 2026, the Company was in compliance with the covenants under the revolving credit facility agreement.
Dividend
On March 4, 2026, the Company’s Board of Directors declared a first quarter 2026 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on April 15, 2026, to stockholders of record at the close of business on March 31, 2026, and represents an AFFO payout ratio of 90%.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on May 8, 2026, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the first quarter ended March 31, 2026.

Event:	NewLake Capital Partners Inc. First Quarter 2026 Earnings Call
Date:	Friday, May 8, 2026
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or 1-201-493-6780 (International)
Webcast:	https://ir.newlake.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until May 22, 2026, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13759851.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 34 properties, including 15 cultivation facilities and 19 dispensaries, primarily leased to single tenants under triple-net lease agreements. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “remain” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.
Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
NewLake@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody, Senior Vice President
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets:
Real Estate
Land	$22,903	$22,903
Building and Improvements	404,983	404,983
Total Real Estate	427,886	427,886
Less Accumulated Depreciation	(61,287)	(57,916)
Net Real Estate	366,599	369,970
Real Estate Held for Sale	4,802	4,802
Cash and Cash Equivalents	24,766	23,937
In-Place Lease Intangible Assets, net	15,218	15,710
Loan Receivable, net (Current Expected Credit Loss of $60 and $71, respectively)	4,940	4,929
Other Assets	1,306	1,481
Total Assets	$417,631	$420,829

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$1,085	$1,307
Revolving Credit Facility	7,600	7,600
Dividends and Distributions Payable	9,036	9,169
Security Deposits	6,728	6,728
Rent Received in Advance	1,445	1,013
Other Liabilities	109	324
Total Liabilities	26,003	26,141

Commitments and Contingencies

Equity:
Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,580,766 and 20,552,632 Shares Issued and Outstanding, respectively	206	205
Additional Paid-In Capital	447,363	447,185
Accumulated Deficit	(62,625)	(59,449)
Total Stockholders' Equity	384,944	387,941

Noncontrolling Interests	6,684	6,747
Total Equity	391,628	394,688

Total Liabilities and Equity	$417,631	$420,829

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenue:
Rental Income	$11,763	$12,586
Interest Income from Loans	137	134
Fees and Reimbursables	409	489
Total Revenue	12,309	13,209

Expenses:
Reimbursable Property Expenses	335	626
Property Carrying Costs	232	—
Depreciation and Amortization Expense	3,867	3,883
General and Administrative Expenses:
Compensation Expense	982	1,205
Professional Fees	514	605
Other General and Administrative Expenses	376	410
Total General and Administrative Expenses	1,872	2,220
Total Expenses	6,306	6,729

Provision for Current Expected Credit Loss	11	13

Income From Operations	6,014	6,493

Other Income (Expense):
Other Income	74	86
Interest Expense	(214)	(175)
Total Other Income (Expense)	(140)	(89)

Net Income	5,874	6,404

Net Income Attributable to Noncontrolling Interests	(99)	(107)

Net Income Attributable to Common Stockholders	$5,775	$6,297

Net Income Attributable to Common Stockholders Per Share - Basic	$0.28	$0.31

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.28	$0.31

Weighted Average Shares of Common Stock Outstanding - Basic	20,646,026	20,597,584

Weighted Average Shares of Common Stock Outstanding - Diluted	21,019,289	20,973,610

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit loss. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three months ended March 31, 2026 and 2025 (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2026	2025
Net Income Attributable to Common Stockholders	$5,775	$6,297
Net Income Attributable to Noncontrolling Interests	99	107
Net Income	5,874	6,404

Adjustments:
Real Estate Depreciation and Amortization	3,863	3,879
FFO Attributable to Common Stockholders - Diluted	9,737	10,283
Provision for Current Expected Credit Loss	(11)	(13)
Stock-Based Compensation	299	388
Non-cash Interest Expense	67	67
Amortization of Straight-line Rent Expense	(1)	(1)
AFFO Attributable to Common Stockholders - Diluted	$10,091	$10,724

FFO per share – Diluted	$0.46	$0.49

AFFO per share – Diluted	$0.48	$0.51